UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 27, 2009
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a regularly scheduled meeting on January 27, 2009, the Board of Directors of Trustmark Corporation approved the annual cash bonus award for Chairman and CEO, Richard G. Hickson, adopting the recommendation of the Board’s Human Resources Committee (the Committee) to exercise discretion in respect to the 2008 fiscal year.  Pursuant to the Corporation’s management incentive plan, bonuses are awarded if corporate “performance factors” (which measures relative achievement of a series of performance goals) are met, subject to the discretion of the Board as described in the Corporation’s 2008 proxy statement under the caption “Compensation Discussion and Analysis – Annual Cash Bonuses.”   For the 2008 fiscal year, the Corporation’s achieved performance was 85% of the corporate profit plan set by the Committee at the beginning of the year.  The Board determined, based in part upon the recommendation of the Committee, that in light of the Corporation’s results, the CEO’s performance merited the payment of a discretionary bonus amount.  Accordingly, the Board determined to grant the CEO a cash bonus of $381,453 in respect to the 2008 fiscal year. The amount of the cash bonus paid to the CEO in respect to the 2007 fiscal year was $440,971.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	January 30, 2009